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Exhibit 3.17

                            ARTICLES OF INCORPORATION
                                       OF
                                 LOS ARCOS, INC.

         The undersigned, a natural person of the age of eighteen years or more, acting as incorporator of this corporation under the Colorado Corporation Act, adopts the following Articles of Incorporation for this corporation:

                                    ARTICLE I
                               NAME OF CORPORATION

         The name of the corporation is Los Arcos, Inc.

                                   ARTICLE II
                             DURATION OF CORPORATION

         The period of its duration is perpetual.

                                   ARTICLE III
                               PURPOSES AND POWERS

         The purposes and powers of the corporation shall be as follows:

         The purpose of the corporation shall be to transact all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code, as amended. The corporation shall have the power to do all and everything necessary, suitable and proper for the accomplishment of its purpose.

                                   ARTICLE IV
                                     CAPITAL

         The aggregate number of shares the corporation shall have authority to issue is 100,000 shares of common stock having a par value of $1.00 per share.

                                    ARTICLE V
                                     VOTING

         Cumulative voting shall not be allowed.

                                   ARTICLE VI
                               PRE-EMPTIVE RIGHTS

         The shareholders shall have no pre-emptive rights to acquire additional or treasury shares of the corporation or securities convertible into shares or carrying stock purchase warrants or privileges.


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                                   ARTICLE VII
                        ADOPTION AND AMENDMENT OF BY-LAWS

         The By-Laws of the corporation shall be adopted by its Board of Directors. The power to alter or amend or repeal the By-Laws or adopt new By-Laws shall be vested in the Board of Directors, but the shareholders may also alter, amend or repeal the By-Laws or adopt new By-Laws. The By-Laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with statute or the Articles of Incorporation.

                                  ARTICLE VIII
                           REGISTERED OFFICE AND AGENT

         The address of the initial registered office of the corporation is 2010 46th Avenue, Suite B-1, Greeley, Colorado 80634.

         The name of its registered agent at such address is David Kremser.

                                   ARTICLE IX
                       DEALINGS OF OFFICERS AND DIRECTORS

         In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any partnership or association shall be affected or invalidated by the fact that any director or officer of the corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any person or persons, firms, associations, partnership or corporation pecuniarily or otherwise interested therein, provided that the existence and nature of any such interest, possession or connection of such director or officer shall be disclosed or shall have been known to the directors present at any meeting of the Board of Directors at which action on any such contract or transaction shall have been taken and provided further that the fact of such relationship is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify the contract or transaction by vote or written consent and the contract or transaction is fair and reasonable to the corporation.

         A director of this corporation shall not be personally liable to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability to this corporation or to its shareholders for monetary damages for (i) any breach of the director's duty of loyalty to the corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-5-114 of the Colorado Corporation Code; or (iv) any transaction from which the director derived an improper personal benefit.

         If the Colorado Corporation Code is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code, as so amended.


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         Any repeal or modification of the foregoing provisions of this Article
Ninth by the shareholders or the corporation shall not affect adversely any right or protection of a director of the corporation in respect of any acts or omissions of such director occurring prior to the time of such repeal or modification.

         Any director may be counted in determining the existence of a quorum and may vote at any meeting of the Board of Directors of the corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership.

                                    ARTICLE X
                          INDEMNIFICATION OF DIRECTORS
                         OFFICERS, EMPLOYERS AND AGENTS

         Pursuant to Section 7-3-101 of the Colorado Revised Statutes, as amended, each director, officer, employer or agent of the corporation (and his heirs, executors and administrators) shall be indemnified by the corporation against expenses reasonably incurred by or imposed upon him in connection with or arising out of any option, suit or proceeding in which he may be involved or which he may be made a party by reason of his being or having been a director, officer, employee or agent of the corporation, or at its request, of any other corporation of which it is a shareholder or creditor and from which he is not entitled to be indemnified (whether or not he continues to be a director or officer at the time of imposing or incurring such expenses), except in respect of matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct; or in the event of a settlement of any such action, suit or proceeding, indemnification shall be provided only in connection with such matters covered by the settlement as to which the corporation is advised by counsel that the person to be indemnified did not commit a breach of duty. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled under applicable state statute.

                                   ARTICLE XI
                                INITIAL DIRECTORS

         The number of directors of the corporation shall not be less than three unless there are fewer than three shareholders of the corporation in which event the number of directors may equal the number of shareholders. The initial director of the corporation shall be David Kremser, 2010 46th Avenue, Suite B-1, Greeley, Colorado 80634.

                                   ARTICLE XII
                                  INCORPORATOR

         The name and address of the incorporator is:

                  NAME                               ADDRESS
                  ----                               -------

         David Kremser                               2010 46th Avenue, Suite B-1
                                                     Greeley, Colorado 80634

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         DATED at Greeley, Colorado this 31st day of August, 1989.

                                                             /s/ David Kremser
                                                             -----------------

STATE OF COLORADO )
                  )ss.
COUNTY OF WELD    )

         I, Stephanie L. Orlofsky, Notary Public hereby certify that on the 31st day of August, 1989, personally appeared before me David Kremser, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 31st day of August, 1989.

         My commission expires: 10/12/1992.

                                                      /s/ Stephanie L. Orlofsky
                                                      -------------------------
                                                              Notary Public

[seal]